Exhibit 99.1

FOR IMMEDIATE RELEASE

IntraLase Granted Temporary Restraining Order in Escalon Litigation;

License Agreement Remains in Force

IRVINE, Calif.—(BUSINESS WIRE)—April 8, 2005—IntraLase Corp. (Nasdaq: ILSE) announced today that on April 7, 2005, the U.S. District Court for the Central District of California granted IntraLase’s request for a temporary restraining order that prohibits Escalon Medical Corp. (Nasdaq: ESMC) from taking any action to terminate its licensing agreement with IntraLase. The Court will conduct a hearing on this matter on April 25, 2005, and IntraLase is confident that it will prevail. IntraLase has arranged a surety bond as required by the Court’s order and will timely file the bond with the Court.

About IntraLase Corp:

IntraLase designs, develops and manufactures an ultra-fast laser, related software and disposable devices used to create a corneal flap, the first step in LASIK surgery for the correction of vision. The company’s products improve the safety, precision and visual results of LASIK procedures by providing a computer-controlled laser solution in place of the hand-held mechanical, metal-bladed microkeratome traditionally used to create corneal flaps. IntraLase lasers are also used in surgical approaches to the treatment of diseased corneas. The company’s lasers and disposable per procedure patient interfaces are presently marketed throughout the United States and 19 other countries. IntraLase is headquartered and manufactures its products in Irvine, Calif. For additional information, visit the company’s web site: www.intralase.com.

Forward Looking Statements:

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Those risks and uncertainties include, but are not limited to: the degree of continued acceptance of LASIK surgery; potential complications revealed by long term follow up; the extent of adoption of our product offering by LASIK surgeons; general economic conditions; changes in federal tax laws governing the ability of potential LASIK patients to use pre-tax dollars to pay for LASIK surgery; the scope of government regulation applicable to our products; patients’ willingness to pay for LASIK surgery; our ability to compete against our competitors; the effectiveness of our measures to ensure full payment of procedure fees; the occurrence and outcome of product liability suits against us; our ability to adequately protect our intellectual property; whether we become subject to claims of infringement or misappropriation of the intellectual property rights of others; the continued availability of supplies from single-source suppliers and manufacturers of our key laser components; the ability of our managers, operations and facilities to manage our growth; the success of our expansion into markets outside the United States; whether we lose any of our key executives or fail to attract qualified personnel; or if our new products or applications fail to become commercially viable.

Certain of these risks and uncertainties, in addition to other risks, are more fully described in the company’s annual report on form 10-K for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on March 29, 2005.

These forward-looking statements are made only as of the date of this press release, and the company assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information concerning this news release contact:

Shelley B. Thunen

Executive Vice President and Chief Financial Officer

949-859-5230 x196

sthunen@intralase.com

or

Marilyn Windsor

Vice President

Financial Relations Board

702-515-1260

mwindsor@financialrelationsboard.com

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